                             Registration No. 33-[ ]

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                         THE McGRAW-HILL COMPANIES, INC.
               (Exact name of issuer as specified in its charter)

             NEW YORK                                       13-1026995
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                         Identification No.)

         1221 AVENUE OF AMERICAS
              NEW YORK, N.Y.                                   10020
          (Address of Principal                              (Zip Code)
           Executive Offices)


                     1993 KEY EMPLOYEE STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                             KENNETH M. VITTOR, ESQ.
                         The McGraw-Hill Companies, Inc.
                           1221 Avenue of the Americas
                            New York, New York 10020
                     (Name and address of agent for service)
               Telephone number, including area code, of agent for
                                    service:
                                 (212) 512-2564

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed             Proposed
         Title of                                         maximum              maximum
         securities                  Amount               offering             aggregate             Amount of
         to be                        to be               price per            offering             registration
         registered                registered             share (1)            price (1)                fee
         ----------                ----------             ---------            ------------         ------------
         Common Stock               4,895,500              $58.75              $287,610,625         $ 87,154.73
         of The McGraw-Hill
         Companies, Inc.

_________________
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) as follows: on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Transactions on June 18, 1997, namely $58.75.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement Pursuant to General Instruction E of Form S-8

         Pursuant to General Instruction E of Form S-8, the registrant hereby incorporates by reference the contents of Registration No. 33-49743 and Post-Effective Amendment No. 1 to Registration Statement No. 33-49743 into this Registration Statement.


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



Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of June, 1997.

                                    THE McGRAW-HILL COMPANIES, INC.


                                    By:  /s/Joseph L. Dionne
                                         ---------------------------------------
                                         Joseph L. Dionne
                                         (Chairman and Chief Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                                DATE
---------                            -----                                ----
/s/Joseph L. Dionne
---------------------
Joseph L. Dionne                  Principal Executive                 June 25, 1997
                                  Officer and Director

*Robert J. Bahash                 Principal Financial                 June 25, 1997
                                  Officer

*Thomas J. Kilkenny               Controller                          June 25, 1997

*Pedro Aspe                       Director                            June 25, 1997

*Vartan Gregorian                 Director                            June 25, 1997

*John T. Hartley                  Director                            June 25, 1997


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

SIGNATURE                            TITLE                                DATE
---------                            -----                                ----
*George B. Harvey                 Director                            June 25, 1997

*Richard H. Jenrette              Director                            June 25, 1997

*Linda Koch Lorimer               Director                            June 25, 1997

*Harold W. McGraw, III            Director                            June 25, 1997

*Robert P. McGraw                 Director                            June 25, 1997

*Lois Dickson Rice                Director                            June 25, 1997

*Paul J. Rizzo                    Director                            June 25, 1997

*James H. Ross                    Director                            June 25, 1997

*Sidney Taurel                    Director                            June 25, 1997

*Alva O. Way                      Director                            June 25, 1997


*By:   /s/Kenneth M. Vittor
       ----------------------------
       Kenneth M. Vittor
       (Attorney-in-Fact)


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                                INDEX TO EXHIBITS


  Exhibit Number
  --------------

         (5) Opinion of Kenneth M. Vittor, counsel to the Corporation (including consent).

         (23)     Consent of Ernst & Young LLP, independent auditors.

         (23) Consent of Kenneth M. Vittor, counsel to the Corporation (included in Exhibit 5).

         (24)     Power of Attorney.


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